UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Employment Agreement

On October 1, 2008, MDI, Inc. (the "Company") entered into a First Amendment (the “Amendment”) to the Employment Agreement dated as of October 1, 2007 (the "Employment Agreement") with each of its following five Executive Officers: J. Collier Sparks (CEO and President); Michael Sweet (Senior Vice President, CFO & COO); Richard A. Larsen (Senior Vice President, General Counsel & Secretary); Michael Garcia (Senior Vice President – Marketing & Sales); and Tim Rohrbach (Senior Vice President – CTO). The Amendment is effective as of October 1, 2008. Under the terms of the Amendment, Section 6(d) of the Employment Agreement is deleted. Section 6(d) provided a mechanism for the Executive Officers to receive additional stock option grants sufficient to maintain a minimum ownership in the Company. No stock option grants were made to any of the Executive Officers pursuant to this Section 6(d).

Under FASB Statement 123R the cost of all employee stock options must be reflected in the Company’s financial  statements based on the estimated fair value of the awards. The award of these additional stock options to the Executive Officers would have required that the Company record an expense in its financial statements at a time when the Company is taking all measures possible to reach and maintain profitability. In the opinion of the Executive Officers, their right to receive these additional stock option grants should be refused in light of the Company’s efforts to maintain profitability. None of the Executive Officers will receive any additional compensation based on their entering into the Amendment.

A copy of the Form of the Amendment is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

Item 5.02. Compensatory Arrangements with Certain Officers.

Please see the information contained in Item 1.01 of this Current Report on Form 8-K under the heading "Amendment to Employment Agreement," which is incorporated by reference herein.

Item 9.01                       Financial Statements and Exhibits.

(d)            Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1            Form of First Amendent to Employment Agreement dated October 1, 2008 between the Registrant and each of its following five Executive Officers: J. Collier Sparks (CEO and President); Michael Sweet (Senior Vice President, CFO & COO); Richard A. Larsen (Senior Vice President, General Counsel & Secretary); Michael Garcia (Senior Vice President – Marketing & Sales); and Tim Rohrbach (Senior Vice President – CTO).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDI, INC.

Date: October 1, 2008	By:	/s/ Richard A. Larsen
Richard A. Larsen Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number                                  Description

99.1                       Form of First Amendent to Employment Agreement dated October 1, 2008 between the Registrant and each of its following five Executive Officers: J. Collier Sparks (CEO and President); Michael Sweet (Senior Vice President, CFO & COO); Richard A. Larsen (Senior Vice President, General Counsel & Secretary); Michael Garcia (Senior Vice President – Marketing & Sales); and Tim Rohrbach (Senior Vice President – CTO).

FIRST AMENDMENT
To
EMPLOYMENT AGREEMENT

FIRST AMENDMENT, dated as of October 1, 2008 (this “ First Amendment ”), to the Employment Agreement, dated as of October 1, 2007 (the “ Agreement ”), between MDI, Inc., a Delaware corporation (the “ Company ”), and ______________ (the “ Executive ”).

WITNESSETH:

WHEREAS, the Company and the Executive jointly desire to enter into this First Amendment to amend certain provisions of the Agreement in the manner provided for in this First Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the Company and the Executive hereby agree as follows:

1.           Amendment of Section 6 (Incentive and Savings Plans; Retirement and Death Benefit Programs) of the Agreement. Section 6(d) of the Agreement is hereby deleted in its entirety.

2.           No Other Amendments. Except as expressly amended, modified and supplemented by this First Amendment, the provisions of the Agreement are extended, and shall continue in full force and effect.

3.           Governing Law. This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

4.           Counterparts. This First Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

5.           Entire Agreement. This First Amendment represents the entire agreement of the Company and the Executive with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly set forth or referred to herein.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MDI, INC.

_____________________
By:
Its:

EXECUTIVE

Accepted and Agreed:

____________________